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                                                                    EXHIBIT 99.1

                      [KELLER & COMPANY, INC. LETTERHEAD]

December 22, 1997

Re: Valuation Appraisal of Northeast Pennsylvania Financial Corp. First Federal Savings and Loan Association of Hazleton
         Hazleton, Pennsylvania

We hereby consent to the use of our firm's name, Keller & Company, Inc. ("Keller"), and the reference to our firm as experts in the Application for Conversion on Form AC to be filed by first Federal Savings and Loan Association of Hazleton and any amendments thereto and references to our opinion regarding subscription rights filed as an exhibit to the applications referred to hereafter. We also consent to the use of our firm's name in the Form S-1 to be filed by Northeast Pennsylvania Financial Corp. with the Securities and Exchange Commission and any amendments thereto, and to the statements with respect to us and the references to our Valuation Appraisal Report and in the said Form AC and any amendments thereto and in the notice and Application for Conversion filed by First Federal Savings and Loan Association of Hazleton, Hazleton, Pennsylvania.

Very truly yours,

KELLER & COMPANY, INC.

by: /s/ MICHAEL R. KELLER
   -------------------------
        Michael R. Keller
        President